Exhibit 99

Hillenbrand Industries’ Batesville Casket Company Workers Ratify Work Agreement

BATESVILLE, IND., OCTOBER 5, 2004 — Members of the United Steelworkers of America — Local 525U have ratified a four-year labor contract with Batesville Casket Company, union and company officials announced today.

The contract, which will be in effect until May 2008, covers workers at the company’s manufacturing facility in Batesville, Indiana. The Batesville, Indiana plant workers have been working without a contract since May 02, 2004.

“We are very pleased that the negotiating process, although it took longer than all parties anticipated, enabled us to reach an agreement with the Steelworkers,” said Ken Camp, president and CEO of Batesville Casket Company. “This agreement provides our associates with competitive wages, benefits, and working conditions, while enabling us to remain very competitive in the industry. Throughout the months of negotiations, our associates demonstrated their commitment to our company, our customers, and their client families by continuing to make caskets of superior quality. It is this type of long-term commitment to the profession we serve which has made Batesville the industry leader.”

Mike Mezo, Bargaining Coordinator for District 7 of the United Steelworkers of America said, “This agreement represents the best possible solution for both sides, considering the fact we were working with some very difficult issues such as health care cost.”

ABOUT HILLENBRAND INDUSTRIES INC.
Hillenbrand, headquartered in Batesville, Indiana, is a publicly traded holding company for two major wholly owned businesses serving the funeral services and health care industries. Hill-Rom Company is a recognized manufacturer of equipment for the health care industry and a provider of associated services for wound, pulmonary and circulatory care. It is also a provider of medical equipment outsourcing and asset management services. Batesville Casket is a leading manufacturer and supplier of burial caskets, cremation products and related services to licensed funeral homes.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS:
Certain statements in this press release contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, regarding the Company’s future plans, objectives, beliefs, expectations, representations and projections. The Company has tried, wherever possible, to identify these forward-looking statements using words such as “remain competitive,” “enables,” or derivatives thereof, but their absence does not mean that the statement is not forward-looking. It is important to note that the Company’s actual results could differ materially from those in any such forward-looking statements. They are not guarantees of future performance. Other factors that could cause actual results to differ include but are not limited to: the Company’s dependence on its relationships with several large national providers and group purchasing organizations, changes in death rates, whether the Company’s new products are successful in the marketplace, changes in customers’ Medicare reimbursements, the success of the implementation of the Company’s enterprise resource planning system, compliance with FDA regulations, tax-related matters, potential exposure to product liability claims, failure of the Company to execute its acquisition strategy through the consummation and successful integration of acquisitions and the ability to retain executive officers and other key personnel. For a more in depth discussion of these and other factors that could cause actual results to differ from those contained in forward-looking statements, see the discussions under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the period ended September 30, 2003 and, the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004. The Company assumes no obligation to update or revise any forward-looking statements. Readers should also refer to the various disclosures made by the Company in the Company’s periodic reports on Forms 10-K, 10-Q and 8-K filed with the SEC.

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